 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court
Sunnyvale,	California	94089
(Address of principal executive offices, including Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
On May 29, 2020, the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) increased the authorized number of directors on the Board to 11 and appointed George Riedel and Christine Bucklin to serve as Class I and Class III directors, respectively, effective as of June 1, 2020. The Board also appointed Mr. Riedel to the Compensation Committee of the Board and Ms. Bucklin to the Audit Committee of the Board. Ms. Bucklin will serve as the Independent Designee, as such term is defined in the letter agreement between the Company and Oaktree Optical Holdings, L.P. dated April 13, 2020 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2020.

Mr. Riedel has served as a Senior Lecturer in the General Management Unit at Harvard Business School since 2017. From 2014 to 2017, Mr. Riedel served as Chairman and Chief Executive Officer of CloudMark, Inc., a cybersecurity company, overseeing the company’s sale to Proofpoint, Inc. in 2017. From 2006 to 2011, Mr. Riedel served in executive leadership roles at Nortel Networks Corporation, a Canadian telecommunications and data networking equipment manufacturing company, including Chief Strategy Officer and Vice President of Business Units. From 2003 to 2006, Mr. Riedel served as Vice President of Strategy and M&A at Juniper Networks, a networking and cybersecurity company. From 1987 to 2003, Mr. Riedel worked at McKinsey & Company, a consulting company, including as a senior partner. Mr. Riedel has served as an independent director at Xperi Corporation, a technology company, since 2013, and Cerner Corporation, a health information technology company, since 2019. From 2010 to 2017, Mr. Riedel also served on various boards, including as Chairman of Accedian Networks Inc., a Canadian network communications software company, and as a director for PeerApp Ltd., a caching solution provider, and NextDocs Corporation, a compliance innovation company (acquired by Aurea Software, Inc.). Mr. Riedel received a BS with distinction in Mechanical Engineering from the University of Virginia and an MBA from Harvard Business School.

Ms. Bucklin served as Managing Director, Operations Group at Gryphon Investors, Inc., a private equity firm, from 2015 to 2018. From 2008 to 2010, Ms. Bucklin served as Senior Vice President, Corporate Strategic Planning at Sun Microsystems, Inc., a technology company, prior to its acquisition by Oracle Corporation in 2010. From 1999 to 2007, Ms. Bucklin served as Chief Operating Officer of Internet Brands, Inc., an internet media company. From 1988 to 1999, Ms. Bucklin worked at McKinsey & Company, a consulting company, including as a partner. From 2011 to 2019, Ms. Bucklin served as a director for Local Media San Diego, LLC, a radio station and event company. From 2015 to 2018, Ms. Bucklin served as a director for Leadership Platform Acquisition Corporation, a portfolio company of Gryphon Investors related to educational services. Ms. Bucklin received an AB in Mathematics from Dartmouth College and an MBA from Stanford Business School.

There are no arrangements or understandings between either of Mr. Riedel or Ms. Bucklin and the Company or any other persons pursuant to which Mr. Riedel or Ms. Bucklin was selected as a director. There are no related party transactions between the Company and either Mr. Riedel or Ms. Bucklin (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Neither Mr. Riedel nor Ms. Bucklin have any family relationships with any of the Company’s directors or executive officers.

Each of Mr. Riedel and Ms. Bucklin will receive compensation for their service pursuant to the Company’s non-employee director compensation program substantially as disclosed in the Company’s proxy statement with respect to the Company’s 2020 Annual Meeting of Stockholders, as filed with the SEC April 14, 2020, as modified by the Current Report on Form 8-K announcing a temporary reduction in retainer fees, filed with the SEC on May 12, 2020. In addition, the Company will enter into its standard form of indemnification agreement with each of Mr. Riedel and Ms. Bucklin.

A copy of the press release announcing the aforementioned changes to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 1, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinera Corporation

Date: June 1, 2020	By:	/s/ Nancy Erba
Nancy Erba Chief Financial Officer